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                                                                   EXHIBIT 4.14


                 INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

       Intercreditor and Collateral Agency Agreement, dated as of June 13, 1997, by and among First Union National Bank, in its capacity as Collateral Agent (as hereinafter defined) and, separately, in it capacity as TARC Note Trustee (as hereinafter defined), Firstar Bank of Minnesota, N.A., as TEC Note Trustee (as hereinafter defined), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), as payee of the New Note (as hereinafter defined), and TransAmerican Refining Corporation, a Texas corporation (the "Issuer").

                                  WITNESSETH:

              WHEREAS, the Issuer, TEC and First Fidelity Bank, National Association, as Trustee, have entered into an Indenture, dated as of February 15, 1995, as heretofore amended (as heretofore amended and as the same may hereafter be amended, modified or supplemented from time to time in accordance with its terms, the "TARC Note Indenture"), pursuant to which the Issuer has issued its $340,000,000 Guaranteed First Mortgage Discount Notes due 2002 and its $100,000,000 Guaranteed First Mortgage Notes due 2002 (collectively, the "TARC Notes") in the aggregate original principal amount of $440,000,000;

              WHEREAS, First Union National Bank, is the successor to First Fidelity Bank, National Association, and, by reason thereof, is successor TARC Note Trustee;

              WHEREAS, the Issuer and TEC have entered into certain security agreements and instruments set forth on Schedule I hereto (as such documents may be amended, modified or supplemented from time to time, collectively, the "TARC Note Security Documents"), granting a security interest in certain assets (the "TARC Note Collateral") in favor of the TARC Note Trustee for the benefit of the TARC Note Holders (as hereinafter defined);

              WHEREAS, TEC and the TEC Note Trustee have entered into the TEC
Note Indenture pursuant to which TEC has issued the TEC Notes;

              WHEREAS, concurrently herewith, the Issuer and TEC are entering into a Loan Agreement, dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the "New Note Loan Agreement"), pursuant to which the Issuer is issuing its promissory note, accreting original issue discount for two years from date of issuance and thereafter bearing interest, in each case at the rate of 16% per annum, payable to the order of TEC in the principal amount of $920,000,000, and maturing on June 1, 2002 (the "New Note");

              WHEREAS, the Issuer has entered into certain security agreements and instruments set forth on Schedule II hereto (as such documents may be amended, modified or supplemented from time to time, collectively, the "New Note Security Documents"), granting a security interest in certain assets (the "New Note Collateral") in favor of and for the benefit of the New Note Holder; and

              WHEREAS, certain of the New Note Collateral and certain of the TEC Note Collateral (as defined below) is included in the TARC Note Collateral and the Secured Creditors (as hereinafter defined) desire to set forth their understanding with respect to the Collateral Agent's duties regarding the Shared Collateral (as defined below) and certain agreements among the Secured Creditors regarding their interest in the Shared Collateral;

              WHEREAS, concurrently herewith, TEC and the TEC Note Trustee are entering into a Security and Pledge Agreement, dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the "TEC Pledge Agreement"), granting a security interest in, among other things, the common stock of the Issuer (the "TEC Note Collateral") in favor of the TEC Note Trustee for the benefit of the TEC Note Holders





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and pursuant to which the New Note, together with all of TEC's rights and interests under the New Note Security Documents, will be assigned and transferred to, and subjected to a security interest in favor of, the TEC Note Trustee pursuant to the TEC Note Indenture as security for the TEC Notes for the benefit of the TEC Note Holders;

       NOW THEREFORE, in consideration for the premises, covenants and agreements contained herein, the parties hereto agree as follows:

       Section 1. Definitions. As used herein, the following terms shall have the meanings herein specified and all terms used herein and not otherwise defined herein shall have the meanings provided therefor in the TARC Note Indenture. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

              "Acceleration Notice" shall have the meaning specified in Section 5(a) hereof.

              "Acceptable Bank" shall mean a bank or trust company in good standing and incorporated under the laws of the United States or any State thereof or the District of Columbia, with its principal corporate trust office within the United States, with capital, surplus and undistributed profits of not less than $50,000,000.

              "Agreement" shall mean this Intercreditor and Collateral Agency Agreement, as the same may be amended, modified or supplemented from time to time.

              "Collateral Agent" shall mean First Union National Bank, in its capacity as Collateral Agent under this Agreement or, upon the resignation or removal of First Union National Bank as Collateral Agent, any successor Collateral Agent appointed pursuant to the provisions of
       Section 9 of this Agreement.

              "Collateral Documents" shall mean, collectively, the TEC Pledge Agreement, the TARC Note Security Documents and the New Note Security Documents.

              "Companies" shall mean TEC, the Issuer and any Guarantor under either of the Primary Documents and/or the TEC Note Indenture.

              "Default" shall, with respect to each Primary Document, have the meaning provided in such Primary Document.

              "Event of Default" shall, with respect to each Primary Document, have the meaning provided in such Primary Document.

              "Holders" shall mean, collectively, the New Note Holder, the TEC Note Holders and the TARC Note Holders.

              "Issuer" shall have the meaning provided in the first paragraph hereof.

              "Junior Obligations" shall mean all indebtedness and other monetary obligations, including, without limitation, all principal, interest, fees, premium, if any, costs and expenses payable, of the Companies to the Junior Secured Creditor under the New Note, the New Note Loan Agreement, the New Note Security Documents, and any instruments, documents or agreements executed by any of the Companies in connection therewith.

              "Junior Secured Creditor" shall mean the New Note Holder.

              "New Note" shall have the meaning provided in the fifth recital hereof.





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              "New Note Collateral" shall have the meaning provided in the sixth recital hereof.

              "New Note Holder" shall mean the holder from time to time of the New Note, and, until such time as the New Note is released and discharged from the TEC Pledge Agreement by instrument in writing executed by the TEC Note Trustee, the term "New Note Holder" shall mean the TEC Note Trustee.

              "New Note Loan Agreement" shall have the meaning provided in the fifth recital hereof.

              "New Note Security Documents" shall have the meaning provided in the sixth recital hereof.

              "Obligations" shall mean, collectively, the Senior Obligations and the Junior Obligations.

              "Primary Documents" shall mean, collectively, the TARC Note Indenture and the New Note Loan Agreement.

              "Pro Rata Share" shall mean, when calculating a Senior Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of such Senior Secured Creditor's Senior Obligations (immediately before such distribution) and the denominator of which is the then outstanding amount of all Senior Obligations which are entitled to be paid with such distribution pursuant to the terms of this Agreement.

              "Required Secured Creditors" shall mean (a) the holders of at least 50% in aggregate principal amount of the outstanding Securities or
       (b) the New Note Holder and the TARC Note Trustee, on behalf of the TARC Note Holders.

              "Requisite Holders" shall mean the New Note Holder or the Holders of 25% in aggregate principal amount of then outstanding TARC Notes.

              "Secured Creditors" shall mean, collectively, the TEC Note Trustee, together with the TEC Note Holders, the Senior Secured Creditors and the Junior Secured Creditor.

              "Securities" shall mean, collectively, the New Note and the TARC Notes.

              "Senior Obligations" shall mean all indebtedness and other monetary obligations, including, without limitation, all principal, interest, fees, premium, if any, costs and expenses payable, of the Companies to the Senior Secured Creditor under the TARC Notes, the TARC
       Note Indenture, the TARC Note Security Documents, and any instruments, documents or agreements executed by any of the Companies in connection therewith.

              "Senior Secured Creditors" shall mean the TARC Note Trustee, together with the TARC Note Holders.

              "Shared Collateral" means Collateral that is subject to the liens and security interests of any one or more of the New Note Security Documents or the TEC Pledge Agreement and the liens and security interests of any one or more of the TARC Note Security Documents.

              "TARC Note Collateral" shall have the meaning provided in the third recital hereof.

              "TARC Note Holders" shall mean, collectively, the holders from time to time of the TARC Notes.

              "TARC Note Indenture" shall have the meaning provided in the first recital hereof.

              "TARC Note Security Documents" shall have the meaning provided in the third recital hereof.





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              "TARC Note Trustee" shall mean First Union National Bank, in its capacity as Trustee under the TARC Note Indenture or, upon its resignation or removal as TARC Note Trustee, any successor Trustee appointed pursuant to the provisions of Section 7 of the TARC Note Indenture.

              "TARC Notes" shall have the meaning provided in the first recital hereof.

              "TEC Notes" shall mean, collectively, the $475,000,000 aggregate principal amount of 11 1/2% Senior Secured Notes due 2002 and the $1,130,000,000 aggregate principal amount of 13% Senior Secured Discount Notes due 2002, issued by TEC pursuant to the TEC Note Indenture.

              "TEC Note Holders" shall mean, collectively, the holders from time to time of the TEC Notes.

              "TEC Note Indenture" shall mean the Indenture, dated as of June 13, 1997, between TEC and the TEC Note Trustee, pursuant to which TEC has issued the TEC Notes.

              "TEC Note Pledge Agreement" shall have the meaning provided in the eighth recital hereof.

              "TEC Note Trustee" shall mean Firstar Bank of Minnesota, N.A., in its capacity as Trustee under the TEC Note Indenture or, upon the resignation or removal of Firstar Bank of Minnesota, N.A., as TEC Note Trustee, any successor Trustee appointed pursuant to the provisions of
       Section 7.8 of the TEC Note Indenture.

              "TEC Pledge Agreement" shall have the meaning provided in the seventh recital hereof.

              "Trustees" shall mean the TEC Note Trustee, the New Note Holder and the TARC Note Trustee.

       Section 2. Appointment. TEC, as payee of the New Note, the TEC Note Trustee, for the benefit of the TEC Note Holders, and the TARC Note Trustee, for the benefit of the TARC Note Holders, hereby jointly designate and appoint the Collateral Agent, and the Collateral Agent hereby accepts such appointment, to act as collateral agent and representative of the TEC Note Trustee and New Note Holder, for the benefit of the TEC Note Holders, and the TARC Note Trustee, for the benefit of the TARC Note Holders, in the manner and upon the terms and conditions set forth herein. Subject to Sections 11, 12(a) and 13, from after the date hereof, any Shared Collateral in the possession of either of the Trustees (or any of its agents) shall be held by such Trustee (or agent) as an agent and representative of the Collateral Agent hereunder. Concurrently with the execution of this Agreement, or as soon as practicable thereafter, each of the Trustees shall deliver any and all Shared Collateral in its possession (or the possession of any of its agents), as of the date hereof or at any time thereafter, to the Collateral Agent, who shall hold such Shared Collateral on behalf of the Trustees for the benefit of the Holders with notice of their respective security interests therein. The TEC Note Trustee on behalf of the TEC Note Holders, TEC and the TEC Note Trustee, on behalf of the New Note Holder, and the TARC Note Trustee, on behalf of the TARC Note Holders, each hereby irrevocably authorizes, and each Secured Creditor, by its acceptance of any Security, shall be deemed irrevocably to have authorized, the Collateral Agent to (a) take such action on behalf of the TEC Note Trustee and on behalf of the TARC Note Trustee, for the benefit of the TARC Note Holders, under the provisions of this Agreement and any of the Collateral Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto, and (b) exercise, on behalf of the TEC Note Trustee for the benefit of the TEC Note Holders, on behalf of the New Note Holder and on behalf of the TARC Note Trustee, for the benefit of the TARC Note Holders, all remedies available to the Trustees under the Collateral Documents, including, without limitation, the right to foreclose or otherwise realize upon any of the Shared Collateral and to initiate, prosecute and defend any and all legal proceedings against the Companies or any other party to any Collateral Document to the extent that such legal proceedings relate to or affect the Shared Collateral or the interests of the Secured Creditors. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.





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       Section 3.    Nature of Duties.  The Collateral Agent shall have no
duties or responsibilities except those expressly set forth or described herein or in the Collateral Documents. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any claims, losses, damages, penalties, actions, judgments, suits, liabilities, obligations, costs or expenses of any kind or nature whatsoever resulting from any action taken or omitted by it as such hereunder or under any Collateral Document or in connection herewith or therewith, unless caused by its or their gross negligence, bad faith or willful misconduct. The Collateral Agent shall not have, by reason of this Agreement or any Collateral Document, a fiduciary relationship in respect of any Secured Creditor, and nothing in this Agreement or any Collateral Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of any Collateral Document except as expressly set forth herein.

       Section 4. Lack of Reliance on the Collateral Agent. The Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Trustee or Secured Creditor with any credit or other information with respect to any of the Companies, whether currently in its possession or coming into its possession at any time or times hereafter, except to the extent specifically provided in this Agreement.

       Section 5.    Exercise of Remedies under Collateral Documents.

       (a) Trustee's Notices. If any Trustee has notice of a Default or Event of Default, such Trustee shall give notice to the other Trustees and to the Collateral Agent within three Business Days after such notice of Default or Event of Default. If a Trustee or the Requisite Holders by notice to the Issuer declare all unpaid principal and accrued interest to the date of acceleration on the TEC Note, the New Note or the TARC Notes then outstanding to be due and payable, or if such principal and interest ipso facto becomes due and payable pursuant to Section 6.2 of the TEC Note Indenture, Section 8.1(e) or Section 8.1(f) of the New Note Loan Agreement or Section 6.2 of the TARC
Note Indenture, the TEC Note Trustee, if the TEC Notes become due and payable, the New Note Holder, if the New Note becomes due and payable, or the TARC Note Trustee, if the TARC Notes become due and payable, shall give notice to the Collateral Agent and the other Trustees of such acceleration (an "Acceleration Notice") within three Business Days after such acceleration. Upon receipt by the Collateral Agent of an Acceleration Notice or upon receipt by the Collateral Agent of notice of an Event of Default under the TEC Note Indenture, the TARC Note Indenture or the New Note Loan Agreement, together with instructions from the Required Secured Creditors as to the actions to be taken by the Collateral Agent, the Collateral Agent shall, within three Business Days after receipt of such notice and instructions, commence the taking of such actions toward collection or enforcement of any Collateral Document and the Shared Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Shared Collateral, as instructed by the Required Secured Creditors. If any Default or Event of Default which was the basis for the giving of a notice to the Collateral Agent shall be cured or waived, and, in the case where there has been an acceleration, rescission of such acceleration has occurred, in accordance with the terms of the TEC Note Indenture, the TARC Note Indenture or the New Note Loan Agreement, any direction to the Collateral Agent to take any action in connection with such notice shall be deemed rescinded upon notification by the TEC Note Trustee, TARC Note Trustee or the New Note Holder given to the Collateral Agent of such cure or waiver and rescission of acceleration, if applicable.

       (b) Duty to Instruct. If the Obligations under one of the TEC Note Indenture, the TARC Note Indenture or the New Note Loan Agreement have been accelerated or an Event of Default has occurred or is continuing under the TEC
Note Indenture, the TARC Note Indenture or New Note Loan Agreement and the TARC Note Trustee or the New Note Holder, as applicable, has notice thereof, such Trustee shall send written notice thereof to the Collateral Agent and shall instruct the Collateral Agent as to the actions, if any, toward foreclosure on the Shared Collateral that such Trustee deems appropriate in its discretion.

       (c)    Rights of Collateral Agent.

              (i) Right to Rely. The Collateral Agent may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Collateral Agent need not investigate any fact or matter stated in any such document. Before the Collateral Agent acts or refrains





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       from acting it may consult with counsel and may require an Officers'
       Certificate or an Opinion of Counsel, which shall conform to Section
       13.4 or 14.5 (as the case may be) of the TEC Note Indenture or TARC Note Indenture. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

              (ii) Attorneys/Agents. The Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (iii) Good Faith Belief in Authority, Rights or Powers. The Collateral Agent shall not be liable for any action it takes or omits to take in the good faith belief that such act or omission was authorized or within its rights or powers.

              (iv) No Investigation. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

              (v) Obligation to Act upon Instructions. The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement and/or any Collateral Document at the request, order or direction of any of the Secured Creditors, pursuant to the provisions of this Agreement and/or the TARC Note Indenture, the TEC
       Note Indenture or the New Note Loan Agreement or any Collateral Document, unless such Secured Creditors shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Upon receipt of such reasonable security or indemnity, however, the Collateral Agent shall act upon the instructions of the Required Secured Creditors. Notwithstanding the foregoing, the Collateral Agent shall not take or refrain from taking such action if so taking or refraining from taking such action, as the case may be, would violate applicable law or the terms of the Collateral Documents or the Primary Documents.

              (vi) Requests for Instructions. If the Collateral Agent shall request instructions from the Secured Creditors with respect to any act or action (including failure to act) in connection with this Agreement or any Collateral Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Required Secured Creditors, and the Collateral Agent shall not incur liability to any person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under any Collateral Document in accordance with the instructions of the Required Secured Creditors in accordance with this Agreement and the Collateral Documents. Notwithstanding the foregoing, the Collateral Agent may not refuse to perform the duties expressly required of it by the terms of this Agreement.

       Section 6.    Compensation and Indemnification.

       (a) Compensation and Expenses. The Companies agree, jointly and severally, to pay to the Collateral Agent from time to time upon demand, reasonable compensation for the services of the Collateral Agent hereunder and all reasonable fees, out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of counsel) (A) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement or the enforcement of any of the provisions hereof or of any Collateral Document, or (B) incurred or required to be advanced in connection with the sale or other disposition of any Shared Collateral pursuant to any Collateral Document and the preservation, protection or defense of the Collateral Agent's rights hereunder and/or under the Collateral Documents and in and to the Shared Collateral.

       (b) Stamp and Other Taxes. The Companies hereby agree, jointly and severally, to the extent permitted by applicable law, to indemnify the Collateral Agent, each Trustee and each Secured Creditor for, and hold each of them harmless against, any present or future claim for liability for any stamp or other similar tax and any penalties





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or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with any Collateral Document or any Shared Collateral (other than taxes on the income of the Collateral Agent or franchise taxes imposed on the Collateral Agent).

       (c) Filing Fees, Excise Taxes, Etc. The Companies hereby agree, jointly and severally, to the extent permitted by applicable law, to pay or to reimburse the Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement or any Collateral Document (other than taxes on the income of the Collateral Agent or franchise taxes imposed on the Collateral Agent).

       (d) Indemnification of Collateral Agent. The Companies shall, jointly and severally, indemnify the Collateral Agent for, and hold it harmless against, any and all claims, demands, expenses (including, but not limited to, reasonable compensation, disbursements and expenses of the Collateral Agent's agents and counsel), losses or liabilities incurred by it without negligence, bad faith or willful misconduct on its part in any way arising out of or in connection with the acceptance and administration of this Agreement and its rights or duties hereunder or under any Collateral Document. The Collateral Agent shall notify the Companies promptly of any claim asserted against the Collateral Agent for which it may seek indemnity. The Companies shall defend any such claim and the Collateral Agent shall provide reasonable cooperation at the Companies' expense in such defense. The Collateral Agent may have separate counsel and the Companies shall pay the reasonable fees and expenses of such counsel; provided, that the Companies will not be required to pay such fees and out-of-pocket expenses if it assumes the Collateral Agent's defense and provides the Collateral Agent with an Opinion of Counsel that there is no conflict of interest between the Companies and the Collateral Agent in connection with such defense. The Companies need not pay for any settlement made without its written consent. The Companies need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Collateral Agent through its negligence, bad faith or willful misconduct. When the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) of the TARC Note Indenture occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

       (e)    Survival of Obligations.  All obligations set forth in this
Section 6 shall survive the execution, delivery and termination of this Agreement and the other Collateral Documents and the payment of all other Obligations.

       (f) Lien on Shared Collateral. To secure the obligations of the Companies set forth in this Section 6, the Collateral Agent shall have a Lien pari passu with that of the TARC Note Trustee, in the case in which there are any Senior Obligations outstanding under the TARC Note Indenture, or a lien prior to that of the TEC Note Trustee and the New Note Holder, in the case in which there are no Obligations outstanding under the TARC Note Indenture, but there are any Obligations outstanding under the TEC Note Indenture or the New Note Loan Agreement, on all Shared Collateral held or collected by the Collateral Agent in its capacity as such.

       Section 7. Collateral Agent's Dealings with the Companies. The Collateral Agent may accept deposits from, lend money to, or generally engage in any kind of banking, trust or other business with the Companies or any of their Affiliates, in each case, as if it were not the Collateral Agent hereunder.

       Section 8. Holders. The Collateral Agent may deem and treat the TEC Note Trustee as the Holder of the New Note for all purposes hereunder, and the TEC Note Trustee shall be deemed to be the registered owner of the New Note for all purposes hereunder. The Collateral Agent may deem and treat the registered owner of any of the Securities as the owner thereof for all purposes hereunder. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the registered owner of any Security, shall be conclusive and binding upon any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Security or any security issued in exchange therefor. Upon the written or telephonic request of the Collateral Agent, the TARC Note Trustee agrees to furnish to the Collateral Agent a list of the registered owners of all Securities issued under the TARC Note Indenture and the outstanding principal amount of each and all such





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Securities within 10 Business Days after any request therefor from the
Collateral Agent, and the New Note Holder shall also notify the Collateral Agent as to the outstanding balance of the New Note. The Collateral Agent shall be entitled to rely on such information as being accurate and complete.

       Section 9.    Resignation by or Removal of the Collateral Agent.

       (a) Resignation; Removal. The Collateral Agent may resign from the performance of all of its functions and duties hereunder by giving 20 Business Days' prior written notice to the Companies and the Trustees. The Required Secured Creditors may, at any time, remove the Collateral Agent by giving 20 Business Days' prior written notice to the Companies, the Trustees and the Collateral Agent. Such resignation or removal shall take effect upon the appointment of a successor Collateral Agent pursuant to paragraph (b) or (c) below or as otherwise provided below.

       (b) Appointment of Successor. Upon any such notice of resignation or removal, the Required Secured Creditors shall appoint a successor Collateral Agent hereunder who shall be an Acceptable Bank. If a successor Collateral Agent shall not have been so appointed within the period specified in Section 9(a), the Collateral Agent, with the consent of the Companies, shall then appoint a successor Collateral Agent which shall serve as Collateral Agent hereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

       (c) Effectiveness of Resignation or Removal. A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Companies. Immediately thereafter, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent, subject to the Lien provided in Section 6(f), and shall execute and deliver to the successor Collateral Agent such documents as are necessary to perfect or maintain the security interests of the Trustees in the Shared Collateral, including any documents necessary to assign or transfer all interests of the retiring Collateral Agent in the Shared Collateral to the successor Collateral Agent, in the form or forms adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as was the retiring Collateral Agent with respect to the Shared Collateral. Thereafter, the resignation or removal of the retiring Collateral Agent shall become effective and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Agreement. A successor Collateral Agent shall give notice of its succession to each Secured Creditor.

       (d) Consolidation, Merger, Etc. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is an Acceptable Bank, be the successor Collateral Agent. The transferring, merging or converting Collateral Agent shall have all documents necessary to perfect or maintain the security interest of the Trustees in the Shared Collateral, including any documents necessary to assign or transfer all interests of the transferring, merging or converting Collateral Agent in the Shared Collateral, executed and delivered to it in the form or forms adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as the transferring, merging or converting Collateral Agent with respect to the Shared Collateral.

       (e) Compensation Continuing. Any person or entity acting as Collateral Agent shall continue to be entitled to receive compensation as provided in Section 6 hereof so long as such person or entity acts as Collateral Agent hereunder.

       Section 10. Release or Substitution of Shared Collateral. The Collateral Agent shall, at any time and from time to time, release or substitute all or any portion of the Shared Collateral in accordance with and upon receipt of written instructions from the Required Secured Creditors. The Secured Creditors agree that each such release or substitution shall be binding and conclusive upon them and hereby waive all rights and claims with respect to such release or substitution.

       Section 11. First and Prior Rights of Senior Secured Creditors; Second Rights of Junior Secured Creditor.

       (a) As long as all or any portion of the Senior Obligations remains outstanding, unpaid or unsatisfied, each of the Junior Secured Creditor agrees that (i) except as expressly set forth in this Section 11(a), the Junior Obligations shall be and hereby are subordinated and the payment thereof is deferred until the full and final payment in cash of the Senior Obligations,
(ii) its interest in the Shared Collateral shall, irrespective of the time, order or method of perfection or creation of any security interests or liens in the Shared Collateral on behalf of any Secured Creditor, or the recording of mortgages or filing of financing statements or any other recordings or filings, be junior and subordinated, and inferior in priority, operation and effect, to the interests of the Senior Secured Creditors in the Shared Collateral to the extent and in the manner provided herein, and (iii) it shall refrain from taking any action to foreclose upon, take possession of, liquidate or otherwise proceed against the Shared Collateral, whether under the New Note Security Documents or otherwise, except as expressly set forth herein. Notwithstanding the preceding provisions of this Section 11(a), the Companies shall be permitted to pay, and the Junior Secured Creditor shall be permitted to receive, any regularly scheduled payment of interest or principal on the New Note so long as at the time of such payment, or after giving effect thereto, no Default or Event of Default shall have occurred and be continuing under the TARC Note Indenture or would occur thereunder after giving effect to such payment.

       (b) The Junior Secured Creditor will hold in trust and immediately pay over to the TARC Note Trustee, in the same form of payment received, with appropriate endorsements, for application to the Senior Obligations, any cash amount that any of the Companies pays to the Junior Secured Creditor with respect to the New Note, or, as collateral for the Senior Obligations, any other assets of any of the Companies that the Junior Secured Creditor may receive with respect to the Junior Obligations, in each case, except with respect to payments expressly permitted pursuant to Section 11(a).

       Section 12.   Bankruptcy, Etc.

       (a) At any meeting of creditors of the Issuer or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Issuer or the proceeds thereof, whether such case or proceeding is for the liquidation, dissolution or winding up of the Issuer or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Issuer for relief under the Bankruptcy Law, the Collateral Agent is hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect any cash or other assets of the Issuer distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Junior Obligation, and turn over such cash or such other assets or securities to the TARC Note Trustee as collateral for the Senior Obligations, and to have applied to the Senior Obligations any cash proceeds of any realization upon such other assets or securities until all of the Senior Obligations shall have been paid in full in cash, rendering to the Junior Secured Creditor any surplus to which such Junior Secured Creditor are then entitled.

       (b) At any such meeting of creditors or in the event of any such case or proceeding, the Junior Secured Creditor shall retain the right to vote and otherwise act with respect to the Junior Obligations (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided, that the Junior Secured Creditor shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Obligation or any TARC Note Collateral therefor or guaranties thereof, (ii) the relative rights and duties of any TARC Note Holder established in any instruments or agreements creating or evidencing any of the Senior Obligations with respect to any of such Shared Collateral or guaranties or (iii) the Junior Secured Creditor's obligations and agreements set forth in this Agreement.

       Section 13. Application of Payments Received from Realization on the Shared Collateral.

       (a) Upon the occurrence of any event described in Section 12, all monies received by the Collateral Agent from the sale, liquidation or otherwise of the Shared Collateral shall be distributed as provided below:

              (i) first, to pay the reasonable costs and expenses of the Collateral Agent in obtaining such proceeds;

              (ii) to the extent proceeds remain after the distribution pursuant to clause (i) above, an amount equal to the outstanding Senior Obligations held by the Senior Secured Creditors shall be paid to such Senior Secured Creditors, with each Senior Secured Creditor receiving an amount equal to its outstanding Senior Obligations or, if the proceeds are insufficient for the payment in full of all Senior Obligations held by the Senior Secured Creditors, its Pro Rata Share of the amount available to be distributed pursuant to this clause (ii);

              (iii) to the extent proceeds remain after the applications required by clauses (i) and (ii) above, such proceeds shall be paid to the New Note Holder for application to the Junior Obligations; and

              (iv) to the extent proceeds remain after the applications required by clauses (i), (ii) and (iii) above, such proceeds shall be paid to the Issuer or its successors or assigns.

       (b) Except upon the occurrence of any event described in Section 12, all monies received by the Collateral Agent from the sale, liquidation or otherwise of the Shared Collateral shall be applied, (i) if no Event of Default under the TARC Note Indenture shall have occurred and be continuing or shall result thereunder from the payment of the Junior Obligations, to the payment of the Obligations so as not to impair or affect the right of the TARC Note Holders to receive payments on the Senior Obligations as and when due, and (ii) to the payment of the Senior Obligations if an Event of Default under the TARC
Note Indenture shall have occurred and be continuing or shall result thereunder from the payment of the Junior Obligations. Notwithstanding anything to the contrary in this Section 13(b), at all times other than during periods in which an Event of Default shall have occurred and is continuing, the Collateral Agent may release Collateral to one or more of the Companies from time to time as permitted in the Primary Documents.

       (c) Nothing contained in this Agreement shall or shall be construed to prohibit, limit or otherwise affect the rights of the Issuer to transfer, dispose of or otherwise deal with its properties and assets included within the Shared Collateral, and the proceeds thereof, in any manner permitted under the Primary Documents.

       (d) Nothing contained in this Agreement shall or shall be construed to impair or affect the right of the TARC Note Holders to receive payments of principal of and interest on the TARC Notes as and when due or the right of the Holder of any TARC Note to institute suit for the enforcement of any payment thereon as and when due.

       Section 14. Further Assurances. Each party hereto covenants to execute and deliver such further instruments and to take such further action as the Collateral Agent or the Required Secured Creditors may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

       Section 15. Notices. Any notice or other communication in connection with this Agreement shall be effective if made in writing, addressed to such party at its address set forth opposite its signature below, and delivered or mailed postage prepaid, or at such other addresses as the addressee shall have specified by notice given in compliance with this Section 15. All notices to any Holder shall be given by delivering or mailing such notice to the New Note Holder or the TARC Note Trustee, as the case may be. Notices shall be deemed given upon the earlier to occur of (i) the third day following deposit thereof in the U.S. Mail, first class postage prepaid, or (ii) receipt by the party to whom such notice is directed.

       Section 16. Benefit of Agreement; Obligations Several. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, administrators, successors and assigns of the parties hereto. The obligations of each of the parties to this Agreement are several and not joint, it being expressly agreed that no Trustee shall be liable for the failure of any other Trustee to perform its obligations hereunder. Each Secured Creditor, including without limitation, each Holder by its acceptance of a Security, hereby consents to and agrees to be bound by the provisions hereof applicable to such Secured Creditor.

       Section 17. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

       Section 18. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Collateral Agent.

       Section 19. Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Collateral Agent at its address set forth opposite its signature below. This Agreement shall remain effective until all of the Senior Obligations are irrevocably paid in full (or deemed to have been paid and discharged pursuant to Article Eight of the TARC Note Indenture), provided, that once the Obligations owed to any Secured Creditor shall have been irrevocably paid in full and its rights and obligations under the Primary Documents, as the case may be, have been terminated, such Secured Creditor shall have no further rights or obligations hereunder.

       Section 20. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

       Section 21. Amendment or Waiver. This Agreement may be amended, changed, waived or terminated with the written consent of the Required Secured Creditors, provided, that such amendment, waiver, modification or termination shall not impair or affect the right of the TARC Note Holders to receive payments of principal of and interest on the TARC Notes as and when due or the right of the Holder of any TARC Note to institute suit for the enforcement of any payment thereon as and when due; and provided further, that the provisions of Sections 11, 12 and 13 shall not be amended, changed, waived, or terminated without the prior written consent of the majority of holders of the outstanding principal amount of the Senior Obligations, provided, however, that no such consent of any Secured Creditor shall be required if the Obligations to such Secured Creditor shall have been irrevocably paid in full and are no longer outstanding.

       Section 22. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the repayment of all Obligations.

       Section 23. Inconsistent Provisions. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in any Collateral Document, the provision in this Agreement shall be controlling, and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

       Section 24. Shared Collateral. Notwithstanding anything to the contrary contained in the TEC Pledge Agreement, the New Note Security Documents or the TARC Note Security Documents, Shared Collateral in the possession of the Collateral Agent pursuant to this Agreement, in the possession of TEC or the TEC Note Trustee pursuant to any of the New Note Security Documents, or in the possession of the TARC Note Trustee pursuant to any of the TARC Note Security Documents shall, pursuant to Section 9-305 of the Uniform Commercial Code as in effect in the State of New York, be held by such party in possession for its own account to the extent of its interest therein, and as pledgeholder and bailee for each of the other Secured Creditors, so that each of the Secured Creditors shall be deemed to have possession of such Shared Collateral. Each Secured Creditor is authorized and directed by the Issuer to deliver to the Collateral Agent for the benefit of the Secured Creditors pursuant to this Agreement any Shared Collateral now or hereafter in the possession of such Secured Creditor, and none of such Shared Collateral shall be released or distributed to TEC or the Issuer without the prior written consent of the TEC Note Trustee, on behalf of the TEC Note Holders or the Junior Secured Creditor, and the TARC Note Trustee, on behalf of the Senior Secured Creditors.

       IN WITNESS WHEREOF, the Collateral Agent, the Trustees and the Companies have caused this Agreement to be duly executed as of the day and year first above written.

                     COLLATERAL AGENT
                     ----------------

                     FIRST UNION NATIONAL BANK, as Collateral Agent


                     By:        /s/ W. JEFFREY KRAMER
                         -------------------------------------------------------
                     Name:      W. JEFFREY KRAMER
                           -----------------------------------------------------
                     Title:     VICE PRESIDENT
                            ----------------------------------------------------


                     TARC NOTE TRUSTEE
                     -----------------

                     FIRST UNION NATIONAL BANK, as TARC Note Trustee


                     By:        /s/ W. JEFFREY KRAMER
                         -------------------------------------------------------
                     Name:      W. JEFFREY KRAMER
                           -----------------------------------------------------
                     Title:     VICE PRESIDENT
                            ----------------------------------------------------


                     TEC NOTE TRUSTEE
                     ----------------

                     FIRSTAR BANK OF MINNESOTA, N.A., as TEC Note Trustee


                     By:        /s/ [ILLEGIBLE]
                         -------------------------------------------------------
                     Name:      [ILLEGIBLE]
                           -----------------------------------------------------
                     Title:     Vice President
                            ----------------------------------------------------


                     COMPANIES
                     ---------

                     TRANSAMERICAN ENERGY CORPORATION


                     By:        /s/ ED DONAHUE
                         -------------------------------------------------------
                     Name:      ED DONAHUE
                           -----------------------------------------------------
                     Title:     Vice President
                            ----------------------------------------------------


                     TRANSAMERICAN REFINING CORPORATION


                     By:        /s/ ED DONAHUE
                         -------------------------------------------------------
                     Name:      ED DONAHUE
                           -----------------------------------------------------
                     Title:     Vice President
                            ----------------------------------------------------

                                   Schedule I

                          TARC Note Security Documents


       1. Pledge Agreement dated February 23, 1995, between TransAmerican Energy Corporation ("TEC") and First Fidelity Bank, National Association, as Trustee.

       2. Pledge Agreement dated February 23, 1995, between TransAmerican Refining Corporation ("TARC") and First Fidelity Bank, National Association, as Trustee.

       3. Security Agreement dated February 23, 1995, between TARC and First Fidelity Bank, National Association, as Trustee.

       4. Cash Collateral and Disbursement Agreement dated as of February 23, 1997, among TARC, First Fidelity Bank, National Association, as Trustee, First Fidelity Bank, National Association, as Disbursement Agent, and Baker & O'Brien, Inc., as Construction Supervisor.

       5. Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated February 21, 1995, from TARC to First Fidelity Bank, National Association, a national banking association, as Indenture Trustee.

                                  Schedule II

                          New Note Security Documents


       1. Security and Pledge Agreement dated as of June 13, 1997, made by TransTexas Energy Corporation ("TransTexas") in favor of Firstar Bank of Minnesota, N.A., as collateral agent.

       2. Act of Mortgage, Security Agreement and Financing Statement dated as of June 13, 1997, executed by TARC for the benefit of TransTexas Energy Corporation (the "TransTexas Louisiana Mortgage").

       3. Security and Pledge Agreement dated as of June 13, 1997 (the "TARC Pledge") executed by TARC in favor of TransAmerican Energy Corporation.